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                                                                    Exhibit 23.2

        [LETTERHEAD OF BARNARD, COMBS, POTTS & RHYNE, PA APPEARS HERE]


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1998 with respect to the financial statements of Copy Service and Supply, Inc., included in the Registration Statement (Form S-1; File Number 333-48103), and Registration Statement relating to such Registration Statement under Rule 462 and any related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.

                                        /s/ Barnard, Combs, Potts & Rhyne, PA
                                        Barnard, Combs, Potts & Rhyne, PA

                                        Certified Public Accountants
Statesville, North Carolina
May 7, 1998